UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  June 12, 2013

Exact Name of Registrant	Commission	I.R.S. Employer
as Specified in Its Charter	File Number	Identification No.

Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

                              State of Hawaii

(State or other jurisdiction of incorporation)

1001 Bishop Street, Suite 2900, Honolulu, Hawaii  96813 – Hawaiian Electric Industries, Inc. (HEI)

           900 Richards Street, Honolulu, Hawaii  96813 – Hawaiian Electric Company, Inc. (HECO)

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662 - HEI

(808) 543-7771 - HECO

                                                      None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

The following is an update to the disclosures on the Maui Electric Company, Limited (MECO) 2012 test year rate case, which are incorporated herein by reference to HEI’s and HECO’s Form 8-K filed on June 4, 2013.

MECO 2012 Test Year Rate Case

On May 31, 2013, the Public Utilities Commission of the State of Hawaii (PUC) issued a final decision and order (D&O) in the MECO 2012 test year proceeding approving an increase in annual revenues of $5.3 million, which is $7.8 million less than the interim increase that had been in effect since June 1, 2012 (including the $3.4 million of MECO Revenue Adjustment Mechanism (RAM) revenues, the net impact to annual revenues is $4.4 million less than the interim increase). The majority of the reduction in annual revenues from the interim increase related to a lowering of MECO’s ROACE from 10.0% to 9.0%.

On June 12, 2013, MECO filed a Motion for Partial Reconsideration and Partial Clarification of the final D&O, which primarily requests reconsideration of the findings and conclusions concerning MECO’s 9.0% ROACE for the test year, but also addresses other matters identified in the D&O. MECO is requesting a panel evidentiary hearing on ROACE, curtailment and technical studies, and pension expense.

MECO has also requested to partially stay the implementation of the final D&O, pending the presentation at an evidentiary hearing on its motion for partial reconsideration of the final D&O related to the ROACE reduction from 10.0% to 9.0% and the PUC’s final decision following the hearing.

Until further direction is obtained from the PUC, MECO proposes to implement in the meantime, revised interim rates that would include all portions of the final D&O other than the implementation of a 9.0% ROACE. This would reduce annual revenues by $3.7 million, instead of the $7.8 million ordered by the D&O. MECO would implement a refund plan based on refunding $3.7 million annually (plus interest), back to June 1, 2012 when the interim rates went into effect.

Management cannot predict the timing, or the ultimate outcome or impact, of the PUC’s decision on the Motion for Partial Reconsideration and Partial Clarification of the final D&O and request for a partial stay of the implementation of the final D&O.

HEI and HECO intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information. Such disclosures will be included on HEI’s website in the Investor Relations section. Accordingly, investors should routinely monitor such portions of HEI’s website, in addition to following HEI’s, HECO’s and/or ASB’s press releases, SEC filings and public conference calls and webcasts. The information on HEI’s website is not incorporated by reference in this document or in HEI’s and HECO’s SEC filings unless, and except to the extent, specifically incorporated by reference. Investors may also wish to refer to the PUC website at dms.puc.hawaii.gov/dms in order to review documents filed with and issued by the PUC. No information on the PUC website is incorporated by reference in this document or in HEI’s and HECO’s other SEC filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)

/s/ James A. Ajello	/s/ Tayne S. Y. Sekimura
James A. Ajello	Tayne S. Y. Sekimura
Executive Vice President,	Senior Vice President and
Chief Financial Officer and Treasurer	Chief Financial Officer
(Principal Financial Officer of HEI)	(Principal Financial Officer of HECO)
Date: June 13, 2013	Date: June 13, 2013